Exhibit 1.2

Execution Version

Strongbridge Biopharma plc

Ordinary Shares

EQUITY DISTRIBUTION AGREEMENT

Dated: April 28, 2017

ii

Table of Contents

Exhibits

Exhibit A	—	Form of Placement Notice

Exhibit B	—	Authorized Individuals for Placement Notices and Acceptances

Exhibit C	—	Compensation

Exhibit D-1	—	Form of Corporate Opinion of U.S. Company Counsel

Exhibit D-2	—	Form of Corporate Opinion of Irish Counsel

Exhibit E	—	Officers’ Certificate

Exhibit F	—	Issuer Free Writing Prospectuses

iii

Strongbridge Biopharma plc

Ordinary Shares

EQUITY DISTRIBUTION AGREEMENT

April 28, 2017

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California  94111

Ladies and Gentlemen:

Strongbridge Biopharma plc, an Irish public limited company (registered no. 562659) (the “Company”), confirms its agreement (this “Agreement”) with JMP Securities LLC (the “Placement Agent”), as follows:

SECTION 1.         Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, ordinary shares of the Company (the “Securities”), par value $0.01 per share (the “Ordinary Shares”); provided, however, that in no event shall the Company issue or sell through the Placement Agent (including issue Placement Notices for) such number or dollar amount of the Securities that would (a) exceed the number or dollar amount of Ordinary Shares registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued Ordinary Shares less any Ordinary Shares issuable upon the exercise, conversion or exchange of any outstanding equity securities of the Company or otherwise reserved from the Company’s authorized share capital, (c) exceed the number or dollar amount of Ordinary Shares permitted to be sold under Form F-3 or Form S-3, as applicable (including General Instruction I.B.5 of Form F-3 or General Instruction I.B.6 of Form S-3, if applicable) or (d) exceed the number or dollar amount of Ordinary Shares for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”).  Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Placement Agent shall have no obligation in connection with such compliance.  The issuance and sale of the Securities through the Placement Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which will be declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to offer, sell or issue the Securities.

The aggregate dollar amount of Securities that may be sold pursuant to the Agreement shall not exceed $40,000,000; provided, however, that in no event shall the Company issue or sell through the Placement Agent (including issue Placement Notices for) such number or dollar amount of Securities that would exceed the Maximum Amount.

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3 or Form S-3, as applicable, including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the

Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has prepared a prospectus or a prospectus supplement to the base prospectus as part of such registration statement specifically relating to the Securities (the “Prospectus Supplement”).  The Company will furnish to the Placement Agent, for use by the Placement Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities.  The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement (which shall be a Prospectus Supplement) with respect to the Placement Securities (as defined below).  Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.  Any reference herein to the Registration Statement (as defined below), any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

SECTION 2.         Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Placement Agent by email notice (or other method mutually agreed to in writing by the parties) of the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A.  The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such exhibit), and shall be addressed to each of the individuals from the Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time.  If the Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Placement Agent will, prior to 4:30 p.m. (Eastern Time) on the Business Day (as defined below) following the

Business Day on which such Placement Notice is delivered to the Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B) setting forth the terms that the Placement Agent is willing to accept.  Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Placement Agent until the Company delivers to the Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B.  The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Placement Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Placement Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice pursuant to the procedures set forth in this Section 2 with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 9 or Section 12 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below.  The amount of any discount, commission or other compensation to be paid by the Company to the Placement Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C.  It is expressly acknowledged and agreed that neither the Company nor the Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Placement Agent and either (i) the Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.  The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

SECTION 3.         Sale of Placement Securities by the Placement Agent.

Subject to the provisions of Section 6(a), the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell the Placement Securities up to the amount specified in, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  The Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Placement Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales.  Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the NASDAQ Global Select Market, on any other existing trading market for the Ordinary Shares.  If specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable), the

Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in negotiated transactions.  For the purposes hereof, “Trading Day” means any day on which Ordinary Shares are purchased and sold on the principal market on which the Ordinary Shares are listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

SECTION 4.         Suspension of Sales.  The Company or the Placement Agent may, upon notice (“Suspension Notice”) to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities (a “Suspension”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice.  Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.  While a Suspension is in effect any obligations under Sections 7(o), 7(p) and 7(q) with respect to the delivery of certificates, opinions, or comfort letters to the Placement Agent, shall be waived; provided, however, that, unless any Suspension Notice indicates otherwise, such waiver shall not apply for the Representation Date (defined below) occurring on the date that the Company files its annual report on Form 20-F or Form 10-K, as applicable.  Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to and acknowledged by one of the individuals named on Exhibit B.

SECTION 4A.      Limitations on Offering Size.  Nothing in this Agreement shall require the Placement Agent to sell Securities to the extent that any such sales would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Placement Agent in writing.  Nothing in this Agreement shall require the Placement Agent to sell any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee.

SECTION 5.         Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to the Placement Agent as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of the time of each sale of any Securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Placement Agent, as follows:

(1)           Compliance with Registration Requirements.  The Securities have been duly registered under the Securities Act pursuant to the Registration Statement.  The Registration Statement has or will become effective under the Securities Act prior to the issuance of any Placement Notices by the Company, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act, including the documents incorporated by reference therein (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., Eastern Time, on the date required to increase the dollar amount of Securities available to be offered and sold under the Registration Statement, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act.  The conditions for the use of Form F-3 or Form S-3, as applicable, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)).  The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date (as defined below), as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with the Agent Information (as defined below) therein.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus (as defined below) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Placement Agent (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to the Placement Agent for use in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date (as defined below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of the Applicable Time and Settlement Date (as defined below), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus made in reliance upon and in conformity with the Agent Information.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2)           Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(3)           Emerging Growth Company Status. From the time of the initial confidential submission of the Company’s first registration statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(4)           Independent Accountants. The accountants who certified the financial statements and supporting schedules incorporated by reference into the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board.

(5)           Financial Statements. The consolidated financial statements included in or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company, its consolidated subsidiaries and its acquired businesses at the dates indicated and the consolidated statement of operations, shareholders’ equity and cash flows of the Company, its consolidated subsidiaries and its acquired businesses for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial data and the summary consolidated financial information included in or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in or indorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

(6)           No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(7)           Due Incorporation and Foreign Qualification of the Company. The Company has been duly incorporated and is validly existing as a public company limited by shares under the laws of Ireland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required (or such equivalent concept, as applicable under the laws of such jurisdiction), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(8)           Good Standing of Subsidiaries. Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization (or such equivalent concept, as applicable under the laws of such jurisdiction), has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required (or such equivalent concept, as applicable under the laws of such jurisdiction), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing (or such equivalent concept) would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement or the Prospectus, all of the issued and outstanding share capital or capital stock, as the case may be, of each Subsidiary has been duly authorized and validly issued, is fully paid and are not subject to calls for any additional payments (non-assessable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding share capital or capital stock, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are Strongbridge U.S. Inc., Cortendo AB Inc. and Cortendo Cayman Ltd.

(9)           Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus). The outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and not subject to calls for any additional payments (non-assessable). None of the outstanding share capital of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(10)         Exchange Offer. The exchange offer conducted by the Company and pursuant to which Cortendo AB (publ), a Swedish Company, became a wholly-owned subsidiary of the Company (the “Exchange Offer”) was duly authorized by all necessary corporate action of the Company and completed in accordance with applicable Irish law. The Company had the power to enter into and perform its obligations under the transaction documents entered into in connection with the Exchange Offer (the “Exchange Documents”) and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Exchange Documents. The beneficial interests in the Ordinary Shares issued in connection with the Exchange Offer were duly authorized for issuance pursuant thereto and are not required to be registered for sale under Irish or United States federal law or the laws of any state.

(11)         Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(12)         Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Placement Agent pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and are not subject to calls for any additional payments (non-assessable); and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company that have not been validly waived. The Ordinary Shares conform to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(13)         Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement and the Prospectus and have been waived.

(14)         Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its memorandum and articles of association, charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the memorandum and articles of association, charter, bylaws or similar organizational document of the Company or any of its subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity; except in the case of clause (ii) as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and as would not materially and adversely affect the consummation of the transactions contemplated in this Agreement. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(15)         Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, collaborators, customers or contractors, which, in any case, would reasonably be expected to result in a Material Adverse Effect.

(16)         Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(17)         Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(18)         Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of The NASDAQ Global Select Market (the “Exchange”), state securities laws or the rules of FINRA.

(19)         Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(20)         Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases relating to the business of the Company and its subsidiaries, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except to the extent that any claim or adverse effect on the Company’s rights thereto would not reasonably be expected to result in a Material Adverse Effect.

(21)         Possession of Intellectual Property. To the Company’s knowledge, the Company and each of its subsidiaries owns or possesses, has licenses to, or can acquire or license on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and as currently proposed to be conducted as disclosed in the Registration Statement and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render invalid any issued patents within the Intellectual Property disclosed in the Registration Statement and the Prospectus as owned by or exclusively licensed to the Company or any of its subsidiaries (the “Company Intellectual Property”), and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity, singly or in the aggregate, would result in a Material Adverse Effect. To the Company’s knowledge: (i) except as disclosed in the Registration Statement and the Prospectus, there are no third parties who have any ownership or license rights to any Company Intellectual Property, except for customary reversionary rights of third-party licensors with respect to the Intellectual Property that is disclosed in the Registration Statement and the Prospectus as exclusively licensed to the Company or its subsidiaries; and (ii) there is no infringement by third parties of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Company Intellectual Property; (B) challenging the validity, enforceability or scope of any Company Intellectual Property; or (C) asserting that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement and the Prospectus as under development, infringe, misappropriate or otherwise violate, any Intellectual Property rights of others. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, and, to the Company’s knowledge, all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Company Intellectual Property.

(22)         Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required for their operations under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances existing as of the date hereof that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(23)         Accounting Controls. The Company and each of its subsidiaries maintain internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the Exchange Act and a system of internal accounting controls that are designed to be sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(24)         Payment of Taxes. All United States federal and material non-U.S. income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all material taxes whether or not shown on such returns, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. Except as described in the Registration Statement and the Prospectus, no tax return filed by the Company is currently subject to an audit or other administrative or judicial proceeding, and no such audit or other proceeding is, to the Company’s knowledge, threatened or pending. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company and except where the failure to pay such taxes would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(25)         Transfer Taxes. There are no transfer taxes or other similar fees or charges under Irish, Swedish or federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company or the Placement Agent in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein (including the issue and sale of the Securities). On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(26)         Insurance. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(27)         Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, without giving effect to activities by the Placement Agent, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(28)         Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(29)         Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(30)         OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or Placement Agent of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(31)         Foreign Private Issuer. As of the date of this Agreement, the Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(32)         Validity of Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Ireland and, except as disclosed in the Registration Statement and the Prospectus, will be honored by courts in Ireland. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States, and the Company has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York federal or state court.

(33)         Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of the Placement Agent and (B) does not intend to use any of the proceeds from the issue of the Securities to repay any outstanding debt owed to any affiliate of the Placement Agent.

(34)         Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(35)         Regulatory Matters. Except as described in the Registration Statement and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or other relevant regulatory authorities, or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting material noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) (the “FFDCA”), or similar state, federal or foreign law or regulation; (ii) the Company and any subsidiary, and to the Company’s knowledge, their respective directors, officers, employees or agents, are and since January 1, 2012 have been in compliance with applicable health care laws, including without limitation, the FFDCA and the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. §3729 et seq.), 18 U.S.C. §§286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. §1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §17921 et seq.), the U.S. Controlled Substances Act (21 U.S.C. Section 801 et seq.), each as amended, and the regulations promulgated thereunder; and all other comparable local, state, federal, national, supranational and foreign laws, and the regulations promulgated thereunder, (collectively, “Health Care Laws”); (iii) neither the Company nor any subsidiary has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any U.S. or non-U.S. federal, national, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”) or third party alleging that any product operation or activity is in violation of any Health Care Laws or has any knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) neither the Company nor any subsidiary has received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any applicable Permit or has any knowledge that any such Governmental Authority is considering such action; (v) the Company and each subsidiary has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (vi) neither the Company nor any subsidiary has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action; and (vii) neither the Company nor any subsidiary or any of their respective directors, officers, employees or agents is or has been debarred, suspended or excluded, or has been convicted of any crime or engaged in any conduct that would result in a debarment, suspension or exclusion from any federal or state government health care program.

(36)         Clinical Matters. The preclinical and clinical studies and tests described in the Registration Statement and the Prospectus conducted by or, to the knowledge of the Company, on behalf of the Company, have been and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to all Health Care Laws and applicable Governmental Licenses; the descriptions of the results of such preclinical and clinical studies and tests contained in the Registration Statement and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such preclinical and clinical studies and tests; except to the extent disclosed in the Registration Statement and the Prospectus, the Company is not aware of any preclinical or clinical studies or tests, the results of which the Company believes reasonably call into question the preclinical or clinical study or test results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described; and neither the Company nor any of the subsidiaries has received any written notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any preclinical or clinical study or test conducted by or on behalf of the Company.

(37)         No Rated Securities. Neither the Company nor any of its subsidiaries has any debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(38)         Dividend Restrictions. Except as disclosed in the Registration Statement and the Prospectus, no subsidiary of the Company is prohibited or restricted directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(39)         Permitted Free Writing Prospectuses.  Except for the Issuer Free Writing Prospectuses identified in Exhibit F hereto,  the Company has not prepared, used or referred to, and will not, without the prior consent of the Placement Agent, prepare, use or refer to, any Free Writing Prospectus.

(40)         Filing of Registration Statement.  The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus.

(41)         NASDAQ.  The Ordinary Shares have been registered under Section 12(b) of the Exchange Act and the Company will provide the Placement Agent with written notice of the approval of the Securities for listing on the Exchange, and, upon such notice, the Securities will be approved for listing on the Exchange, subject to official notice of issuance.

(42)         Absence of Registration Requirements.  Neither the Company nor any of its affiliates (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (B) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA.

(43)         ERISA.  The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; neither the Company nor any of the Subsidiaries has incurred and none of them expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(44)         Federal Income Tax Considerations.  The statements set forth in the Registration Statement and the Prospectus under the caption “Taxation” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete and fairly summarize the federal income tax considerations described therein.

(45)         Tax Advice.  The Company has not relied upon the Placement Agent or legal counsel for the Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(46)         Absence of Impermissible Transactions.  None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any officer, director, employee or agent purporting to act on behalf of the Company or any of the Subsidiaries has at any time (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (B) made any payment of funds or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement and the Prospectus, or (C) engaged in any material transactions, maintained any bank account or used any material corporate funds except for transactions, bank accounts and funds which have been or are, as applicable, reflected in the books and records of the Company and the Subsidiaries.

(47)         Absence of Indebtedness.  Except as disclosed in the Registration Statement and the Prospectus, there are no material outstanding loans, advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any officers and or directors of the Subsidiaries or any of the members of the immediate families of any such officers or directors.

(48)         Issued Securities.  All securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any of the Subsidiaries have been issued and sold in compliance with (A) all applicable federal and state securities laws and (B) the applicable corporate or partnership law of the jurisdiction of incorporation of the Company or Subsidiary, as applicable.

(49)         Compliance with Securities Laws.  In connection with the offer and sale of the Securities, the Company has not offered shares of its Ordinary Shares or any other securities convertible into or exchangeable or exercisable or redeemable for Ordinary Shares in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Securities except for the Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus or the Registration Statement.

(50)         Absence of Finders’ Fees.  The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(51)         No Other Contracts.  Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Placement Agent for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(52)         Proprietary Trading by the Placement Agent.  The Company acknowledges and agrees that the Placement Agent has informed the Company that the Placement Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Ordinary Shares for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent the Placement Agent may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(53)         FINRA Matters.  All of the information provided to the Placement Agent or to counsel for the Placement Agent by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Conduct Rule 5110 or 5121 is true, complete and correct.

(54)         Related Party Transactions.  Except as disclosed in the Registration Statement and the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and which is not so described.

(55)         Compliance with Sarbanes-Oxley.  The Company and the Subsidiaries and to the knowledge of the Company the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Settlement Date (as defined below) and any Applicable Time will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).

(56)         Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(b)           Certificates.  Any certificate signed by any officer of the Company delivered to the Placement Agent or to counsel for the Placement Agent pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

SECTION 6.         Sale and Delivery to the Placement Agent; Settlement.

(a)           Sale of Placement Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Placement Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  The Company acknowledges and agrees that (i) there can be no assurance that the Placement Agent will be successful in selling Placement Securities, (ii) the Placement Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell such Placement Securities as required under this Section 6, and (iii) the Placement Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)           Settlement of Placement Securities.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The Placement Agent shall notify the Company of each sale of Placement Securities no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Securities hereunder.  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net

Proceeds”) will be equal to the aggregate sales price received by the Placement Agent at which such Placement Securities were sold, after deduction for (i) the Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any other amounts due and payable by the Company to the Placement Agent hereunder pursuant to Section 8(a) hereof.

(c)           Delivery of Placement Securities.  On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer book-entry interests in the Placement Securities being sold by crediting the Placement Agent’s or its designee’s account (provided the Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery through the facilities of the The Depositary Trust Company as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.  On each Settlement Date, the Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Placement Agent harmless against any loss, claim, suit, liability, debt, cause of action, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (as applicable) and (ii) pay to the Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)           Denominations; Registration.  If requested by the Placement Agent at least two Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Securities shall be in such denominations and registered in such names as the Placement Agent shall have specified in such request.  The certificates for the Securities, if any, will be made available for examination and packaging by the Placement Agent in The City of New York not later than Noon (Eastern Time) on the Business Day prior to the Settlement Date.

SECTION 7.         Covenants of the Company.  The Company covenants with the Placement Agent as follows:

(a)           Registration Statement Amendment.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Placement Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule): (i) the Company will notify the Placement Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Placement Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Placement Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Placement Agent (provided, however, that the failure of the Placement Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement and, provided further, that the only remedy the Placement Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Placement Agent within a reasonable period of time before the filing and the Placement Agent has not reasonably objected thereto within two (2) Business Days (provided, however, that the failure of the Placement Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement and the Company has no obligation to provide the Placement Agent any advance copy of such filing or to provide the Placement Agent any opportunity to object to such filing if such filing does not name the Placement Agent and does not relate to the transactions contemplated by this Agreement, and provided, further, that the only remedy the Placement Agent shall have with respect to the failure by the Company to seek such consent shall be to cease making sales under this Agreement); (iv) the Company will furnish to the Placement Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act), or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)           Notice of Commission Stop Orders.  The Company will advise the Placement Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.  The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)           Delivery of Registration Statement and Prospectus.  Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to the Placement Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Placement Agent may from time to time reasonably request.

(d)           Continued Compliance with Securities Laws.  If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act or similar rule), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and the Prospectus comply with such requirements, and the Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Placement Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  Notwithstanding the foregoing, the Company may delay any amendment or supplement required by this Section 7(d) if, in the reasonable judgment of the Company, it is in the best interests of the Company to do so.

(e)           Blue Sky and Other Qualifications.  The Company will use its commercially reasonable best efforts, in cooperation with the Placement Agent, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f)            Rule 158.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Placement Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)           Listing.  During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Placement Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to

Rule 172 under the Securities Act or similar rule), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the Exchange.

(i)            Filings with the Exchange.  The Company will timely seek to file with the Exchange all material documents and notices required by the Exchange of companies that have securities traded on the Exchange.

(j)            Reporting Requirements.  The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)           Notice of Other Sales.  During the pendency of any Placement Notice given hereunder, the Company shall provide the Placement Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Ordinary Shares (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Ordinary Shares, warrants or any rights to purchase or acquire Ordinary Shares; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Ordinary Shares, options to purchase Ordinary Shares, restricted stock units or other stock awards or Ordinary Shares issuable upon the exercise or vesting of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Registration Statement or the Prospectus, (ii) the issuance of Ordinary Shares upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding as of the date of this Agreement, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Placement Agent, (iii) the issuance of securities in connection with an acquisition, merger, sale or purchase of assets, other business combination, or strategic alliance occurring after the date of this Agreement, which are not issued for capital raising purposes, or (iv) the issuance or sale of Ordinary Shares pursuant to any dividend reinvestment plan that the Company has in effect or may adopt from time to time, provided the implementation of such new plan is disclosed to the Placement Agent in advance.

(l)            Change of Circumstances.  The Company will, at any time the pendency of a Placement Notice, advise the Placement Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Placement Agent pursuant to this Agreement.

(m)          Due Diligence Cooperation.  The Company will cooperate with any reasonable due diligence review conducted by the Placement Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Placement Agent may reasonably request.

(n)           Disclosure of Sales.  The Company will, if applicable, disclose in the financial statements included in any Form 6-K or Form 10-Q, or six-month reports on Form 6-K, as applicable, and in its annual report on Form 20-F or Form 10-K, as applicable, the number of Placement Securities sold through the Placement Agent during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Placement Agent with respect to such Placement Securities.

(o)           Representation Dates; Certificate.  On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and subsequently thereafter:

(i)            each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities (other than amendments or supplements that are filed solely to report sales of the Placement Securities pursuant to this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii)           each time the Company files an annual report on Form 20-F or Form 10-K, as applicable, under the Exchange Act (including any Form 20-F/A or Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 20-F or Form 10-K, as applicable);

(iii)          each time the Company files a quarterly report on Form 10-Q, or six-month reports on Form 6-K, as applicable, under the Exchange Act containing financial statements, supporting schedules or other financial data incorporated by reference into the Registration Statement; or

(iv)          each time the Company files a report on Form 6-K or Form 8-K containing amended financial information related to the Company under the Exchange Act that is incorporated by reference into the Registration Statement (other than an earnings release, to “furnish” information on Form 6-K or pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure on Form 6-K or pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Placement Agent (but in the case of clause (iv) above, only if the Placement Agent determines that the information disclosed in the Form 6-K or Form 8-K, as applicable, is material) with a certificate, in the form attached hereto as Exhibit E, within three (3) Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such fiscal quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 20-F or Form 10-K, as applicable.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Placement Agent with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Placement Agent sells any Placement Securities, the Company shall provide the Placement Agent with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(p)           Legal Opinions.  On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date (excluding Representation Dates with regard to the time the Company files its financial statements included in its quarterly reports on Form 10-Q or six-month reports on Form 6-K, as applicable, as described in Section 7(o)(iii)) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E, for which no waiver is applicable, the Company shall cause to be furnished to the Placement Agent (i) a written opinion of Reed Smith LLP, U.S. corporate counsel to the Company, (ii) a written opinion of Arthur Cox, Irish corporate counsel to the Company  (Reed Smith LLP and Arthur Cox collectively referred to hereinafter as, “Company Corporate Counsel”), or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, in substantially similar forms previously agreed to between Company Corporate Counsel and Counsel to the Placement Agent (as defined below), and (ii), unless waived by the Placement Agent, a written opinion of Cooley, LLP, corporate counsel to the Placement Agent (“Counsel to the Placement Agent”), or other counsel satisfactory to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Placement Agent with a letter (a “Reliance Letter”) to the effect that the Placement Agent may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)           Comfort Letter.  On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date (excluding Representation Dates with regard to the time the Company files its financial statements included in its quarterly or six-month reports on Form 6-K or Form 10-Q, as applicable, as described in Section 7(o)(iii)) with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in or incorporated by reference into the Prospectus) to furnish the Placement Agent letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to the Placement Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(r)            Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase Ordinary Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Placement Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(s)            Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an “investment company”.

(t)            Securities Act and Exchange Act.  The Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(u)           No Offer to Sell.  Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Placement Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Placement Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Placement Agent as principal or agent hereunder.

(v)           Sarbanes-Oxley Act.  The Company and its subsidiaries will use their reasonable best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(w)          General Instruction I.B.5 of Form F-3 and I.B.6 of Form S-3.  If the Company is no longer eligible to use Form F-3 or Form S-3, as applicable, pursuant to General Instruction I.B.1 of each such form at the time of the filing of an annual report on Form 20-F or Form 10-K, as applicable, or the filing of a prospectus supplement to its Form F-3 or Form S-3, as applicable, then it shall promptly notify the Placement Agent and file a new Prospectus Supplement to register the amount of Securities available to be offered and sold pursuant to General Instruction I.B.5 of Form F-3 or General Instruction I.B.6 of Form S-3, as applicable, provided, however, that the Company may delay any such supplement if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect during such time.

SECTION 8.         Payment of Expenses.

(a)           Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Placement Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Securities to the Placement Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Placement Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under state securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Placement Agent of copies of any permitted Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Placement Agent to investors, (vii) the fees and expenses of the transfer agent and registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Placement Agent in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Placement Securities on the Exchange.  and (x) the reasonable fees and disbursements of counsel for the Placement Agent, including the fees set forth in Subsection (v) and (viii) of this Section 8, which shall not exceed $50,000 in the aggregate in connection with the execution of this Agreement and up to $10,000 per year in connection with the review and preparation of the deliverables set forth in Sections 7(o), (p) and (q).

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 9 or Section 12(a)(i) hereof or by the Company pursuant to Section 12(b) hereof, the Company shall reimburse the Placement Agent for all of their then unpaid out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Placement Agent, in an amount not to exceed $10,000.

SECTION 9.         Conditions of the Placement Agent’s Obligations.  The obligations of the Placement Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the satisfaction (or waiver by the Placement Agent in its sole discretion) of the following additional conditions:

(a)           Opinions of Company Corporate Counsel and Counsel to the Placement Agent.  The Placement Agent shall have received the opinions of (i) Company Corporate Counsel, and (ii) unless waived by the Placement Agent, Counsel to the Placement Agent, required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such opinions is required pursuant to Section 7(p). The Company will provide Counsel to the Placement Agent such documents and information as Counsel to the Placement Agent may reasonably request to enable Counsel to the Placement Agent to pass upon such matters.

(b)           Effectiveness of Registration Statement.  The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities sold pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be sold by any Placement Notice.

(c)           No Material Notices.  None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           No Misstatement or Material Omission.  The Placement Agent shall not have advised the Company that the Registration Statement or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agent’s reasonable opinion is material, or omits to state a fact that in the Placement Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any Issuer Free Writing Prospectus or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agent’s reasonable opinion is material, or omits to state a fact that in the Placement Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein in the light of the circumstances under which they were made, not misleading.

(e)           Material Changes.  Except as contemplated in the Registration Statement and the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business that, in the reasonable judgment of the Placement Agent, is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Securities on the terms and in the manner contemplated in the Prospectus.

(f)            Representation Certificate.  The Placement Agent shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g)           Accountant’s Comfort Letter.  The Placement Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(h)           Approval for Listing.  The Placement Securities shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the Exchange at, or prior to, the issuance of any Placement Notice and the Exchange shall have approved such application.

(i)            No Suspension.  Trading in the Securities shall not have been suspended on the Exchange.

(j)            Additional Documents.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Placement Agent shall have been furnished with such documents and opinions as they shall have reasonably requested for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)           Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(l)            Termination of Agreement.  If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10.       Indemnity and Contribution by the Company and the Placement Agent.

(a)           Indemnification by the Company.  The Company agrees to indemnify, defend and hold harmless the Placement Agent, its affiliates and their respective partners, members, directors, officers, employees and agents and any person who controls the Placement Agent or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Agent Indemnified Parties”), from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Agent Indemnified Parties may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or the Prospectus (the term Prospectus for the purpose of this Section 10(a) being deemed to include the Prospectus as of its date and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; but in each case, only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with the Agent Information (as defined below).

If any action is brought against the Agent Indemnified Parties in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph of this Section 10(a), the Placement Agent shall promptly notify the Company in writing of the institution of such action, and the Company shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is materially prejudiced by such failure or delay.  The Agent Indemnified Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Agent Indemnified Parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel reasonably satisfactory to the Agent Indemnified Parties to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Agent Indemnified Parties in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have.

(b)           Indemnification by the Placement Agent. The Placement Agent agrees to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties”), from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company Indemnified Parties may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus (the term Prospectus for the purpose of this Section 10(b) being deemed to include the Prospectus as of its date and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing

Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with the Agent Information.  The statements set forth in the ninth paragraph under the caption “Plan of Distribution” in the Prospectus (to the extent such statements relate to the Placement Agent) constitute the only information furnished by or on behalf of the Placement Agent to the Company for the purposes of Section 5(a)(1) and this Section 10 (the “Agent Information”).

If any action is brought against the Company Indemnified Parties in respect of which indemnity may be sought against the Placement Agent pursuant to the foregoing paragraph of this Section 10(b), the Company or such person shall promptly notify the Placement Agent in writing of the institution of such action and the Placement Agent shall, if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Placement Agent will not relieve the Placement Agent of any obligation hereunder, except to the extent that its ability to defend is materially prejudiced by such failure or delay.  The Company Indemnified Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company Indemnified Parties unless the employment of such counsel shall have been authorized in writing by the Placement Agent in connection with the defense of such action, or the Placement Agent shall not have employed counsel reasonably satisfactory to the Company Indemnified Parties to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Placement Agent (in which case the Placement Agent shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Placement Agent and paid as incurred (it being understood, however, that the Placement Agent shall not be liable for the expenses of more than one separate firm of attorneys for the Company Indemnified Parties in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Placement Agent shall not be liable for any settlement of any such claim or action effected without its written consent. The indemnification agreement set forth in this Section 10(b) shall be in addition to any liability which the Placement Agent may otherwise have.

(c)           Contribution.  If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Placement Agent, on the other hand, from the offering of the Securities, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Placement Agent in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company shall be deemed to be equal to the net proceeds from the offering of Securities (before deducting expenses) received by each of them and benefits received by the Placement Agent shall be deemed to be equal to the underwriting discounts and commissions received by the Placement Agent (before deducting expenses).  The relative fault of the Company, on the one hand, and of the Placement Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)           The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (c) above.  Notwithstanding the provisions of this Section 10, the Placement Agent shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities sold by the Placement Agent.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 11.       Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent Indemnified, or by or on behalf of the Company, and shall survive delivery of the Securities to the Placement Agent or any termination of this Agreement.

SECTION 12.       Termination of Agreement.

(a)           Termination; General.  The Placement Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the Exchange, or if trading generally on the American Stock Exchange, the NYSE or the NASDAQ Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal, New York State.

(b)           Termination by the Company.  The Company shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices shall also be terminated.

(c)           Termination by the Placement Agent.  The Placement Agent shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)           Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e)           Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(f)            Liabilities.  If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 8, Section 10, Section 11, Section 16, Section 17, Section 23, Section 24 and Section 25 hereof shall survive such termination and remain in full force and effect.

SECTION 13.       Notices.  Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Placement Agent shall be directed to the Placement Agent at JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California  94111, Facsimile:  (415) 835-8920, Attention:  Equity Securities with a copy to Cooley LLP, 1114 Avenue of the Americas, New York, New York 10036, Facsimile: (212) 479-6275, Attention: Daniel I. Goldberg, and notices to the Company shall be directed to it at the offices of the Company at 900 Northbrook Drive, Suite 200, Trevose, Pennsylvania 19053, Attention: Chief Legal Officer with a copy to Reed Smith LLP, 599 Lexington Avenue, New York, New York 10022, Facsimile: (212) 521-5450, Attention: Aron Izower.

SECTION 14.       Parties.  This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent Indemnified Parties, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Placement Agent shall be deemed to be a successor by reason merely of such purchase. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Placement Agent may assign its rights and obligations hereunder to an affiliate thereof, so long as such affiliate is a registered broker-dealer, without obtaining the Company’s consent.

SECTION 15.       Adjustments for Stock Splits.  The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 16.       Governing Law and Time; Waiver of Jury Trial.  THIS THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.  SPECIFIED TIMES OF DAY REFER TO EASTERN TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 17.       Consent to Jurisdiction.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE) FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING.

SECTION 18.       Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19.       Permitted Free Writing Prospectuses.  The Company represents, warrants and agrees that, unless it obtains the prior consent of the Placement Agent, which consent shall not be unreasonably withheld, conditioned, or delayed, and the Placement Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Placement Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 20.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

SECTION 21.       Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           The Placement Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Placement Agent and its affiliates, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Placement Agent has advised or is advising the Company on other matters, and the Placement Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)           the public offering price of the Securities was not established by the Placement Agent; it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           neither the Placement Agent nor its affiliates has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)           it is aware that the Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)           it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that neither the Placement Agent nor its affiliates shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

SECTION 22.       Entire Agreement; Amendment; Severability; Waiver.  This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Placement Agent.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

SECTION 23.       Appointment of Agent for Service. The Company hereby irrevocably appoints Stephen Long, Chief Legal Officer of the Company, with offices at 900 Northbrook Drive, Suite 200, Trevose, Pennsylvania 19053 as its agent for service of process in any suit, action or proceeding described in Section 17 and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

SECTION 24.       Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Placement Agent could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to the Placement Agent or any person controlling the Placement Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Placement Agent or any person controlling the Placement Agent of any sum in such other currency, and only to the extent that the Placement Agent or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to the Placement Agent or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Placement Agent or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to the Placement Agent or controlling person hereunder, the Placement Agent or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Placement Agent or controlling person hereunder.

SECTION 25.       Payments. All payments made by the Company to the Placement Agent, its affiliates, directors, officers, employees and agents or to any person controlling the Placement Agent under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income) imposed or levied by or on behalf of Ireland or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Placement Agent, its affiliates, directors, officers, employees and each person controlling the Placement Agent, as the case may be, of the amounts that would otherwise have been receivable in respect thereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and between the Placement Agent and the Company in accordance with its terms.

Very truly yours,

STRONGBRIDGE BIOPHARMA PLC

By:	/s/ A. Brian Davis
	Name:	A. Brian Davis
	Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

JMP SECURITIES LLC

By	/s/ Andrew Mertz
Authorized Signatory

Signature Page to Equity Distribution Agreement

Exhibit A

Form of Placement Notice

From:               [•]

Cc:                             [•]

To:                             [•]

Subject:  Equity Distribution Agreement — Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Strongbridge Biopharma plc (the “Company”) and JMP Securities LLC (the “Placement Agent”) dated April 28, 2017 (the “Agreement”), I hereby request on behalf of the Company that the Placement Agent sell up to [•] ordinary shares of the Company, par value $0.01 per share, at a minimum market price of $[•] per ordinary share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH THE PLACEMENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

Exhibit B

Authorized Individuals For Placement Notices and Acceptances

JMP Securities LLC

Name	Email

Brenna Cummings, Director, ATM Trading Specialist
Gil Mogavero, Chief Compliance Officer

Strongbridge Biopharma plc

Name	Email

Matthew Pauls, Chief Executive Officer
A. Brian Davis, Chief Financial Officer
Stephen Long, Chief Legal Officer

Exhibit C

Compensation

The Placement Agent shall be paid compensation equal to 3.0% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

Exhibit E

Officers’ Certificate

The undersigned               and                are the [CFO/Treasurer] and [General Counsel/Secretary], respectively, of Strongbridge Biopharma plc, a            corporation formed under the laws of the Ireland (the “Company”).  The undersigned hereby execute this Certificate in connection with the closing held as of the date hereof pursuant to the terms of that certain Equity Distribution Agreement, dated April 28, 2017 (the “Equity Distribution Agreement”), among the Company and JMP Securities LLC.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

The undersigned each hereby further certifies, in their respective capacities as officers of the Company, in its own capacity that:

1.              The representations and warranties of the Company in the Equity Distribution Agreement are true and correct, as if made on and as of the date hereof, and the Company has complied with all of its respective obligations thereunder and satisfied all of the conditions on their part to be performed or satisfied at or prior to the date hereof;

2.              No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act of 1933, as amended;

3.              Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been (A) any Material Adverse Change, (B) any transaction that is material to the Company and its subsidiaries taken as a whole, (C) any obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or the Subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or (E) any loss or damage (whether or not insured) to the Properties which has been sustained or will have been sustained which would reasonably be expected to have a Material Adverse Effect; and

4.              Each of Company Corporate Counsel and Counsel to the Placement Agent is entitled to rely on this Officers’ Certificate in connection with the opinion that each firm is rendering pursuant to the Equity Distribution Agreements.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed his name on this [•] day of [•], 20[•].

STRONGBRIDGE BIOPHARMA PLC

By:
Name:
Title: [CFO/Treasurer]

By:
Name:
Title: [General Counsel/Secretary]

Exhibit F

Issuer Free Writing Prospectuses

None.